EXHIBIT 4.3

                                 AMENDMENT NO. 2
                                       TO
                          CONSULTING SERVICES AGREEMENT

         THIS SECOND AMENDMENT TO CONSULTING SERVICES AGREEMENT, dated March 15, 2004 (the "Second Amendment"), is by and between Mark Triesch (the "Consultant"), and NANNACO, Inc., a Texas corporation (the "Client").

                                    RECITALS

         A. The Consultant and the Client entered into a Consulting Services Agreement dated January 12, 2004, a copy of which is attached hereto as Exhibit A (the "Agreement"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

         B. The Consultant and the Client entered into an Amendment No. 1 to Consulting Services Agreement dated February 23, 2004, a copy of which is attached hereto as Exhibit B (the "First Amended Agreement"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

         B. Client and Consultant wish to amend Section 1 of the Agreement to provide for additional consideration in exchange for additional consulting services.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. Section 2 of the Agreement shall be deleted in its entirety and shall read as follows:

"2. Consideration.

         Client agrees to pay Consultant, as his fee and as consideration for services provided, 3,333,333 shares of common stock of the Client, which shares shall be issued pursuant to Form S-8. By amendment dated February 23, 2004 Client agrees to pay Consultant an additional 4,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8. By amendment dated March 15, 2004 Client agrees to pay Consultant an additional 5,000,000 shares of common stock of the Client, which shares shall be registered on Form S-8."


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EXECUTED on the date first set forth above.

                                            CLIENT:

                                            NANNACO, INC.




                                            By : _________________________
                                            Name: Steve Careaga
                                            Its: CEO




                                            CONSULTANT:




                                            By: ___________________________
                                            Name: Mark Triesch


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